Third Quarter 2017 Financial Highlights October 23, 2017 (NYSE: STT) Exhibit 99.3

2 This presentation includes certain highlights of, and also material supplemental to, State Street Corporation’s news release announcing its third quarter 2017 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by detailed financial tables. This presentation is designed to be reviewed together with that news release, which is available on State Street’s website, at www.statestreet.com/stockholder, and is incorporated herein by reference. This presentation (and the conference call accompanying it) contains forward-looking statements as defined by United States securities laws. These statements are not guarantees of future performance, are inherently uncertain, are based on assumptions that are difficult to predict and have a number of risks and uncertainties. The forward-looking statements in this presentation speak only as of October 23, 2017, and State Street does not undertake efforts to revise forward-looking statements. See “Forward-Looking Statements” in the Appendix for more information, including a description of certain factors that could affect future results and outcomes. Financial information in this presentation is presented on an operating-basis, a non-GAAP presentation, unless stated otherwise. Refer to the Appendix for explanations of our non- GAAP financial measures, including changes made to our operating-basis presentation, and to the Addendum for reconciliations of our operating-basis financial information. Preface and forward-looking statements

Summary of 3Q17 Results

(Dollars in millions, except per share data, or where otherwise noted)	GAAP-basis Financials					Operating-basis (non-GAAP) Financials				
	Quarters			% Δ		Quarters			% Δ	
	3Q16	2Q17	3Q17	2Q17	3Q16	3Q16	2Q17	3Q17	2Q17	3Q16
Revenue:										
Servicing fees	$1,303	$1,339	$1,351	1%	4%	$1,303	$1,339	$1,351	1%	4%
Management fees	368	397	419	6	14	368	397	419	6	14
Foreign exchange trading	159	178	150	(16)	(6)	159	178	150	(16)	(6)
Brokerage & other trading services	108	111	109	(2)	1	108	111	109	(2)	1
Trading services	267	289	259	(10)	(3)	267	289	259	(10)	(3)
Securities finance	136	179	147	(18)	8	136	179	147	(18)	8
Processing fees and other[1]	5	31	66	113	nm	139	120	145	21	4
Total fee revenue[1]	2,079	2,235	2,242	-	8	2,213	2,324	2,321	-	5
Net interest income[2]	537	575	603	5	12	537	617	645	5	20
Gains (losses) related to investment securities, net	4	-	1	nm	nm	4	-	1	nm	nm
Total revenue[1,2]	$2,620	$2,810	**$2,846**	**1%**	**9%**	$2,754	$2,941	**$2,967**	**1%**	**8%**
Provision for loan losses	-	3	3	-	nm	-	3	3	-	nm
Expenses:										
Compensation and employee benefits	1,013	1,071	1,090	2	8	1,022	1,071	1,090	2	7
Information systems and communications	285	283	296	5	4	285	283	296	5	4
Transaction processing services	200	207	215	4	8	200	207	215	4	8
Occupancy	107	116	118	2	10	107	116	118	2	10
Acquisition and restructuring costs	42	71	33	(54)	(21)	-	-	-	-	-
Other	337	283	269	(5)	(20)	295	283	269	(5)	(9)
Total expenses	$1,984	$2,031	**$2,021**	**(1%)**	**2%**	$1,909	$1,960	**$1,988**	**1%**	**4%**
Income before income tax expense	636	776	822	6	29	845	978	976	-	16
Income tax expense (benefit)	72	156	137	(12)	90	256	307	272	(11)	6
Net income (loss) from non-controlling interest	(1)	-	-	-	nm	(1)	-	-	-	nm
Net income	$563	$620	**$685**	**11%**	**22%**	$588	$671	**$704**	**5%**	**20%**
Dividends on preferred stock	(55)	(36)	(55)	53	-	(55)	(36)	(55)	53	-
Earnings allocated to participating securities	(1)	-	(1)	nm	-	(1)	-	(1)	nm	-
Net income available to common shareholders	$507	$584	**$629**	**8%**	**24%**	$532	$635	**$648**	**2%**	**22%**
Diluted earnings per share	$1.29	$1.53	**$1.66**	**9%**	**29%**	$1.35	$1.67	**$1.71**	**2%**	**27%**
Return on average common equity	10.6%	12.6%	**13.0%**	**0.4%pts**	**2.4%pts**	11.1%	13.7%	**13.4%**	**(0.3%)pts**	**2.3%pts**

nm: Not meaningful

Footnotes 1 and 2: Refer to the Appendix included with this presentation.

STATE STREET.

3

4 Progress on our strategic priorities supported a strong quarter and continued business momentum Results driven by strength in equity markets, new business activity, and higher U.S. market interest rates: Higher AUCA and AUM levels drove fee revenue growth Higher U.S. market interest rates and disciplined balance sheet management resulted in improved NII and NIM Beacon initiatives continue to deliver expense benefits while providing capabilities for future growth Generated positive fee operating leverage Delivered strong capital returns to shareholders while maintaining a high-quality balance sheet and increased capital ratios Outlook for rest of 2017 is inline with 2Q17 and improved from January 2017 guidance 3Q17 Highlights Operating-Basis (Non-GAAP); All comparisons are to 3Q16

Progress on our strategic priorities supported a strong 3Q17 and continued business momentum

Operating-Basis (Non-GAAP); All comparisons are to 3Q16

Drive growth from the core franchise

- Growth of 10% in AUCA and 9% in AUM:
  - $32.1T in AUCA (including $2.4T in ETF AUA)
  - $2.7T in AUM
- New business wins of ~$105B in AUCA and new business yet to be installed of ~$390B[1]
- Global Markets FX services moved up two notches in the Euromoney FX Survey to become the 5th largest FX service provider to Real Money investors

Advance our digital leadership through Beacon

- Continuing to drive scale and automation across our businesses: Global Services, Global Markets, and Global Advisors
- Optimizing our solutions to improve client service and satisfaction; Examples:
  - Improving NAV delivery by 20-30 minutes for U.S. mutual fund clients covering ~$7T in AUCA
  - Upgrading client interaction tools, e.g., mystatestreet.com

Continue to invest in new products and solutions

- Expanding asset management distribution: SSGA to enter the fast growing low-cost ETF segment with scalable product offerings and become the sole provider of these ETFs on TD Ameritrade's commission-free platform
- Making investments to address services client needs:
  - SEC Modernization
  - Continuous Net Settlement
  - Market Entry Solutions

Achieve our financial goals

- EPS increased 27%[2]
- ROE of 13.4% increased ~2.3%pts[2]
- Generated 0.7% of positive fee operating leverage (3.6% of total operating leverage) and achieved pre-tax operating margin of 32.9%
- Acquired ~$350M of our common stock. ~$1.05B remaining under our June 2017 common stock purchase program[3] authorizing the purchase of up to $1.4B through June 30, 2018
- Declared a common stock dividend of $0.42 per share

Footnote 1: These amounts exclude new business which has been contracted, but for which the client has not yet provided permission to publicly disclose and is not yet installed.

Footnotes 2 and 3: Refer to the Appendix included with this presentation.

STATE STREET.
5

Earnings growth driven by higher markets and new business activity which generated a return on equity of over 13%

Operating-Basis (Non-GAAP)[1]



Diluted EPS
($)
+27%
1.35
1.48
1.21
1.67
1.71
3Q16
4Q16
1Q17
2Q17
3Q17



ROE
(%)
+2.3%pts
11.1
12.5
10.4
13.7
13.4
3Q16
4Q16
1Q17
2Q17
3Q17

3Q17 financial highlights compared to 3Q16:

- **EPS growth of 27%** driven by strong fee revenue and NII growth from higher equity markets, new business and client activity, and higher U.S. market interest rates
- **ROE of 13.4% improved 2.3%pts** through stronger earnings and capital return
- **Generated positive fee operating leverage of 0.7%** while prudently managing expenses and carefully pacing investments
- **Improved pre-tax operating margin** to 32.9%, an increase of ~2.2%pts

YTD 3Q17 financial highlights compared to YTD 3Q16:

- **EPS growth of 21%**
- **ROE of 12.5% improved 1.9%pts**
- **Generated positive fee operating leverage of 2.7%**
- **Improved pre-tax operating margin to 30.8%**

Footnote 1: Refer to the Appendix included with this presentation.

STATE STREET.

6

7 AUCA and AUM continue to increase with market appreciation and client momentum Assets Under Custody and Administration (AUCA) $ in trillions, as of period-end Assets Under Management (AUM) $ in billions, as of period-end 31.029.828.829.2 32.1 +4% +10% 3Q17 2Q17 1Q17 4Q16 3Q16 2,6062,5612,4682,446 2,673 +9% 3Q17 2Q17 1Q17 4Q16 3Q16 +3% • 3Q17 AUCA increased 10% from 3Q16 primarily reflecting: −Growth from market appreciation −Strong flows into ETFs and EMEA, partially offset by continued hedge fund outflows • 3Q17 AUM increased 9% from 3Q16 primarily reflecting: −Growth from market appreciation −Growth from new business wins in the GE Asset Management operations and ETF inflows offset by thinner-margin institutional outflows

8 3Q17 vs 3Q16: • Servicing fees increased mainly due to strengthening equity markets, new business, and the impact of the weaker U.S. dollar • Management fees increased primarily driven by the strengthening equity markets, new business wins in the GE Asset Management operations and higher revenue- yielding ETF inflows • Trading services decreased primarily reflecting lower volatility, partially offset by higher FX client volumes • Securities finance increased largely driven by higher client volumes from the enhanced custody business • Weaker U.S. dollar positively impacted total fee revenue by ~$24M Fee revenue growth driven by higher equity markets and new business activity Fee Revenue ($M) 136 179 267 289 368 397 1,303 1,339 145139 147 259 419 1,351 +5% +4% ex FX 3Q17 1Q17 2,268 4Q16 2,200 3Q16 2,213 2,321 2Q17 2,324 120 Operating-Basis (Non-GAAP)1 Footnote 1: Refer to the Appendix included with this presentation. 3Q17 v 3Q16 % Change Ex FX Servicing fees 4% 2% Management fees 14% 14% Trading services (3%) (3%) Securities finance revenue 8% 8% Processing fees and other 4% 2% Total Fee revenue 5% 4%

9 3Q17 vs 3Q16: • NII increased primarily due to higher U.S. market interest rates, loan portfolio growth, lower wholesale CD balances, and disciplined liability pricing, partially offset by a smaller balance sheet • NIM increased mainly driven by higher U.S. market interest rates, higher yielding assets, lower wholesale CD balances, and disciplined liability pricing • Average interest earning assets decreased primarily due to a decline in higher cost deposits and corresponding central bank placements Higher U.S. market interest rates and disciplined balance sheet management resulted in higher NII and NIM Average Interest Earning Assets ($B) NII 1 and NIM (NII $M, NIM %) 617 553547537 645 1.27 1.17 1.081.06 1.35 300 400 500 600 700 0.80 1.00 1.20 1.40 1.60 NII +20% NIM +29bps 3Q17 2Q17 1Q17 4Q16 3Q16 NIM 3Q16 4Q16 1Q17 2Q17 3Q17 202 202 192 195 190 Footnote 1: Refer to the Appendix included with this presentation. Operating-Basis (Non-GAAP)

10 3Q17 vs 3Q16: • Compensation and employee benefits increased primarily driven by increased costs to support new business, annual merit and performance-based incentive compensation, and the impact of the weaker U.S. dollar, partially offset by savings from Beacon • Information systems & communications increased mainly due to technology infrastructure costs and Beacon investments • Transaction processing increased primarily reflecting higher client activity volume • Occupancy increased primarily due to a tax credit in 3Q16 and Beacon-related global footprint investments • Other decreased largely reflecting lower professional services • Weaker U.S. dollar negatively impacted total expenses by ~$15M Expenses continue to support new business activity offset by savings from Beacon Expenses ($M) 295 283 200 207 285 283 1,022 1,071 269 215 296 1,090 +4% +3% ex FX 3Q17 1,988 118 2Q17 1,960 116 1Q17 2,057 4Q16 2,143 3Q16 1,909 107 Operating-Basis (Non-GAAP) Footnote 1: Refer to the Appendix included with this presentation. 3Q17 v 3Q16 % Change Ex FX Compensation & benefits 7% 6% Info sys & communications 4% 4% Transaction processing 8% 7% Occupancy 10% 9% Other (9%) (10%) Total Expense 4% 3% Expenses Ex Notable Comp Items 1,909 1,8941 1,9031 1,960 1,988 2491 1541

11 Year Over Year Changes: Actuals ∆ from 2015 to 2016 Estimated ∆ from 2016 to 2017 Expense benefits $210 $230 Investment expenses ($35) ($90) Net expense savings $175 $140 Beacon is benefitting current year expense while helping fund investments to drive both future savings and growth Breakdown of Benefits by Driver: (%) Beacon Operating-Basis Financials 1,2 : ($M, FY) Driving scale of our global model Expanding connectivity across the enterprise Investing in next generation of platforms Operating-Basis (Non-GAAP) Footnotes 1 and 2: Refer to the Appendix included with this presentation. Contribution to Gross Expense Benefits 2016 Actual 2017 Estimate Transaction Processing, Fund Accounting, Fund Administration and operating model optimizations 80% 70% Application, platform rationalization and optimization 10% 15% Corporate divisions, procurement, real estate optimization and SSGA 10% 15%

Continuing to maintain a high-quality balance sheet and increase capital ratios while delivering strong capital returns

3Q17[1] Investment Portfolio Highlights

as of September 30, 2017

Investment Portfolio:

- **Size[2]:** $92.8B
- **Credit profile:** 91% rated AAA/AA
- **Fixed-rate / floating-rate mix:** 67% / 33%
- **Duration:** 2.3 years
- **Diversified mix** of Treasuries, Agency MBS, Munis, Asset-backed Securities, and other debt investments

Interest-rate Risk Metrics:

- **Unrealized after-tax available-for-sale MTM loss sensitivity** in a hypothetical up 100bps shock to quarter-end spot interest rates: approximately ($0.8B)

3Q17 Quarter-End Capital[3] Positions

%, as of September 30, 2017

Capital Ratios:	4Q16	1Q17	2Q17	3Q17
Basel III Ratios:				
Common equity tier 1 ratio[4] (lower of advanced and standardized approaches)	11.6	11.2	11.2	11.6
Tier 1 leverage ratio:				
State Street Corporation	6.5	6.8	7.0	7.4
Supplementary Leverage Ratios:				
State Street Corporation	5.9	6.1	6.2	6.5
State Street Bank and Trust Company	6.4	6.6	6.6	6.9
Estimated Pro Forma Fully Phased-in Basel III Ratios:				
Fully phased-in common equity tier 1 ratio (lower of advanced and standardized approaches)[5,6]	10.9	10.9	10.9	11.3
Fully phased-in supplementary leverage ratios[7]				
State Street Corporation	5.6	6.0	6.1	6.4
State Street Bank and Trust Company	6.1	6.5	6.5	6.8

Footnotes 1 to 7: Refer to the Appendix included with this presentation.

STATE STREET

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13 Current outlook for rest of 2017 is inline with 2Q17 and improved from January 2017 guidance Category 2017 Outlook (vs 2016 where applicable) Assumptions Full-year 2017 total fee revenue growth: • 6 - 7%1 (High end of range) • Under current market conditions (previously July 2017) • Including the contributions of the acquired GEAM business Fee operating leverage (excluding 4Q16 $249M acceleration of compensation expense): • 100 - 200bps (High end of range) • Expect variability across quarters, with continued focus on expense management partially offset by continued regulatory costs, expenses associated with supporting new business wins, investments in strategic initiatives including Beacon and including the contributions of the acquired GEAM operations Expense management: • Beacon pre-tax net expense savings of at least $140M 3 • Beacon savings to partially offset new business onboarding expenses, technology investments and merit increases • Expect restructuring charges as Beacon continues to progress NII scenario: • $2.43B - $2.45B or up 12 - 13%2 (High end of range) • Assuming current interest rate expectations across the curve and currencies, which includes a late year rise in the U.S. • NII will also depend on the size of our balance sheet, client deposit behavior, balance sheet management activity and the impact of FX swap costs Effective tax rate of: • 30 - 32% (Low end of range) • Excludes the impact of any potential tax law changes (given present high level of uncertainty) Balance Sheet: • Reduce interest earning assets 0 - 5% • Reduction in higher cost client deposits and wholesale CDs Footnote 1: Total fee revenue growth of 6-7% improved from the January 2017 guidance of 4-6% Footnote 2: NII growth of 12-13% or $2.43B-$2.45B improved from the January 2017 guidance of 4-6% or $2.27B-$2.3B Footnote 3: Refer to the Appendix included with this presentation. Operating-Basis (Non-GAAP)

14 APPENDIX YTD GAAP & Operating-basis (non-GAAP) Results 15 The Way Ahead 16 Beacon 17 3Q17 vs 2Q17 Variances for Fee Revenue, NII and Expenses 18 - 20 Slide Footnotes 21 - 22 Forward Looking Statements 23 Non-GAAP Measures 24 Definitions 25

Summary of YTD 3Q17 Results

(Dollars in millions, except per share data, or where otherwise noted)	GAAP-basis Financials			Operating-basis (non-GAAP) Financials		
	YTD	YTD	% Δ	YTD	YTD	% Δ
	3Q16	3Q17	YTD	3Q16	3Q17	YTD
Revenue:						
Servicing fees	$3,784	$3,986	5%	$3,832	$3,986	4%
Management fees	931	1,198	29	926	1,198	29
Foreign exchange trading	472	492	4	472	492	4
Brokerage & other trading services	334	331	(1)	334	331	(1)
Trading services	806	823	2	806	823	2
Securities finance	426	459	8	426	459	8
Processing fees and other[1]	155	209	35	386	447	16
Total fee revenue[1]	6,102	6,675	9	6,376	6,913	8
Net interest income[2]	1,570	1,688	8	1,622	1,815	12
Gains (losses) related to investment securities, net	5	(39)	nm	5	(39)	nm
Total revenue[1,2]	**$7,677**	**$8,324**	**8%**	**$8,003**	**$8,689**	**9%**
Provision for loan losses	8	4	(50)	8	4	(50)
Expenses:						
Compensation and employee benefits	3,109	3,327	7	3,118	3,327	7
Information systems and communications	827	866	5	827	866	5
Transaction processing services	601	619	3	601	619	3
Occupancy	331	344	4	331	344	4
Acquisition and restructuring costs	166	133	(20)	-	-	-
Other	860	849	(1)	803	849	6
Total expenses	**$5,894**	**$6,138**	**4%**	**$5,680**	**$6,005**	**6%**
Income before income tax expense	1,775	2,182	23	2,315	2,680	16
Income tax expense (benefit)	226	375	66	667	781	17
Net income (loss) from non-controlling interest	1	-	nm	1	-	nm
Net income	**$1,550**	**$1,807**	**17%**	**$1,649**	**$1,899**	**15%**
Dividends on preferred stock	(137)	(146)	7	(137)	(146)	7
Earnings allocated to participating securities	(2)	(2)	-	(2)	(2)	-
Net income available to common shareholders	**$1,411**	**$1,659**	**18%**	**$1,510**	**$1,751**	**16%**
Diluted earnings per share	**$3.54**	**$4.35**	**23%**	**$3.79**	**$4.59**	**21%**
Return on average common equity	**9.9%**	**11.9%**	**2.0%pts**	**10.6%**	**12.5%**	**1.9%pts**

nm: Not meaningful
Footnotes 1 and 2: Refer to the Appendix included with this presentation.

STATE STREET.

15

16 The Way Ahead Long-term Shareholder Value Building on Our Strong Core Achieving a Digital Enterprise Investing in Opportunities for Growth Maintaining Financial Strength Aligning solutions with client needs, continuing to innovate, capturing value and improving efficiency Driving greater transformation that benefits clients and our shareholders Acting on changes in the market to fuel expansion of products and services and the markets we serve Adapting to new rules and optimizing returns for shareholders Talent, Culture, Innovation and Risk Excellence Operating-Basis Financial Goals1 Revenue Growth of 8%-12%, EPS Growth of 10%-15% and ROE of 12%-15% 1 Long-term goals are presented on an operating-basis, a non-GAAP presentation, and do not reflect the near-term expectations. As a result, information needed to provide corresponding GAAP-basis long-term goals, which is primarily dependent on future events or conditions that may be uncertain, is difficult to predict and estimate. We are therefore unable to provide a reconciliation of our operating-basis long-term goals to a GAAP-basis presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP measures.

17 Beacon on track to deliver financial benefits through 2020 1 Estimated pre-tax expense savings improvement relate only to Beacon and the targeted staff reductions announced as part of our 3Q15 financial results, and are based on projected improvement from our full-year 2015 operating-basis expenses, all else being equal. The full effect of the savings generated each year will be felt the following year. Actual expenses may increase or decrease in the future due to other factors. 2 Pre-tax operating margin targets assume the successful completion of Beacon milestones and an external environment that is consistent with our long term assumptions, including: Fed Funds and U.S. market interest rates increase from December 31, 2015 levels by at least 100bps by the beginning of 2018; and regulatory expense growth moderates. Other factors may also effect the actual results. Operating-basis financial outlook is a non-GAAP presentation. Refer to the Appendix of this presentation for an explanation of our operating-basis (non-GAAP) presentation. Expected Annual Pre-Tax Net Run-Rate Expense Savings • To achieve estimated annual pre-tax net run-rate expense savings of $550M by the end of 2020 for full effect in 20211: − Generated $175M in estimated annual pre-tax expense savings in 2016 − Expect at least $140M in additional annual pre-tax net expense savings in 2017 • Annual pre-tax expense savings are net of significant investments in Beacon commencing in 2016 Expected Profit Margins • To achieve and maintain an operating-basis pre-tax operating margin2 of at least 31% by 2018 and 33% by the end of 2020, given our assumptions, all else being equal Expected Pre-Tax Restructuring Charges • Estimated aggregate pre-tax restructuring charges of ~$300M - $400M from 2016 through 2020 • Expect restructuring charges to be announced as Beacon progresses, including charges of $142M for 2016 and $111M for YTD 3Q17 ($16M in 1Q17, $62M in 2Q17 and $33M in 3Q17)

18 Flat fee revenue as higher equity markets and weaker U.S. dollar offset seasonality Fee Revenue ($M) 3Q17 vs 2Q17: • Servicing fees increased primarily due to higher equity markets and the impact of the weaker U.S. dollar • Management fees increased mainly driven by higher equity markets and higher revenue-yielding ETF inflows, as well as the impact of the weaker U.S. dollar • Trading services decreased primarily reflecting lower volatility partially offset by higher FX client volumes • Securities finance decreased primarily due to seasonality in 2Q17 • Processing fees and other increased largely reflecting the gain on sale of our BlockCross equity trading platform in 3Q17 • Weaker U.S. dollar favorably impacted total fee revenue by ~$32M Operating-Basis (Non-GAAP)1 Footnote 1: Refer to the Appendix included with this presentation. 3Q17 v 2Q17 % Change Ex FX Servicing fees 1% (1%) Management fees 6% 5% Trading services (10%) (11%) Securities finance revenue (18%) (18%) Processing fees and other 21% 19% Total Fee revenue - (2%) 136 179 267 289 368 397 1,303 1,339 145139 147 259 419 1,351 1Q17 2,268 4Q16 2,200 3Q16 2,213 2,321 2Q17 2,324 120 3Q17 0% -2% ex FX

19 Higher U.S. market interest rates and disciplined balance sheet management resulted in higher NII and NIM Average Interest Earning Assets ($B) NII 1 and NIM (NII $M, NIM %) 617 553547537 645 1.27 1.17 1.081.06 1.35 300 400 500 600 700 0.80 1.00 1.20 1.40 1.60 NII +5% NIM +8bps 3Q17 2Q17 1Q17 4Q16 3Q16 NIM 3Q17 vs 2Q17: • NII increased primarily due to higher U.S. market interest rates, loan portfolio growth, and disciplined liability pricing, partially offset by a smaller balance sheet • NIM increased mainly driven by higher U.S. market interest rates, higher yielding assets, and a decline in wholesale CDs • Average interest earning assets decreased primarily due to a decline in higher cost deposits and corresponding central bank placements Footnote 1: Refer to the Appendix included with this presentation. Operating-Basis (Non-GAAP) 3Q16 4Q16 1Q17 2Q17 3Q17 202 202 192 195 190

20 3Q17 vs 2Q17: • Compensation and employee benefits increased primarily due to increased costs to support new business and the impact of the weaker U.S. dollar, partially offset by savings from Beacon • Information systems & communications increased mainly driven by technology infrastructure costs and Beacon investments • Other decreased largely reflecting lower professional services • Weaker U.S. dollar negatively impacted total expenses by ~$24M Expenses ($M) Operating-Basis (Non-GAAP) Expenses continue to support new business activity offset by savings from Beacon Footnote 1: Refer to the Appendix included with this presentation. 3Q17 v 2Q17 % Change Ex FX Compensation & benefits 2% 0% Info sys & communications 5% 4% Transaction processing 4% 3% Occupancy 2% 0% Other (5%) (6%) Total Expense 1% 0% 295 283 200 207 285 283 1,022 1,071 269 215 296 1,090 1,988 3Q17 +1% +0% ex FX 118 2Q17 1Q17 1,960 116 2,057 4Q16 2,143 3Q16 1,909 107 2491 1541 Expenses Ex Notable Comp Items 1,909 1,8941 1,9031 1,960 1,988

21 Footnotes to slide 3 & 15: 1 Beginning with 1Q17, operating basis results reflect gains/losses on sales of businesses. The 3Q17 operating-basis results reflect a pre-tax gain of approximately $26M on the sale of an alternative trading system in the 3Q17, and YTD 3Q17 operating basis results reflect a 1Q17 pre-tax gain of approximately $30M on the sale of our transfer agency joint venture interests. In 2Q16, under our historical presentation, operating-basis results excluded a $53M pre-tax gain on the sale of WM/Reuters business, and such results have not been revised. 2 Beginning in 1Q17, management will no longer present discount accretion associated with former conduit securities as an operating-basis adjustment. Therefore, 1Q17, 2Q17 and 3Q17 operating-basis results included $5M, $6M and $4M, respectively, of discount accretion. In 1Q16, 2Q16 and 3Q16, operating-basis net interest income excluded $15M, $15M and $42M of discount accretion, respectively, and such results have not been revised. Footnotes to slide 5: 2 Please reference to footnotes 1 and 2 from slides 3 & 15 3 State Street’s common stock and other stock dividends, including the declaration, timing and amount thereof, remain subject to cons ideration and approval by its Board of Directors at the relevant times. Stock purchases may be made using various types of mechanisms, including open market purchases, accelerated share repurchases, or transactions off market, and may be made under Rule 10b5-1 trading programs. The timing of stock purchases, types of transactions and number of shares purchased will depend on several factors, including market conditions and State Street’s capital position, its financial performance and investment opportunities. The common stock purchase program does not have specific price targets and may be suspended at any time. Footnote to slides 6: 1 Please reference to footnotes 1 and 2 from slides 3 & 15 Footnote to slides 8 & 18: 1 Please reference to footnote 1 from slides 3 & 15 Footnote to slide 9 & 19: 1 Please reference to footnote 2 from slides 3 & 15 Footnote to slides 10 & 20: 1 Total expenses of $2,143M for 4Q16 included $249M of accelerated compensation expense. Excluding this amount, total expenses for 4Q16 were $1,894M. Total expenses of $2,057M for 1Q17 included $154M of seasonal deferred incentive compensation expense for retirement-eligible employees and payroll taxes. Excluding this amount, total expenses for 1Q17 were $1,903M. Footnotes to slide 11: 1 Estimated year-over-year pre-tax expense savings improvement relate only to Beacon and the targeted staff reductions announced as part of our 3Q15 financial results (includes targeted staff reductions in October 2015), all else equal. The full effect of the savings generated each year will be felt the following year. Actual expenses may increase or decrease in the future due to other factors. 2 The operating-basis presentation of Beacon savings excludes restructuring charges, which are expected to be announced as Beacon progresses, including charges of $142M for 2016 and $111M for YTD 3Q17 ($16M in 1Q17, $62M in 2Q17 and $33M in 3Q17). Slide Footnotes

22 Footnotes to slide 13: 3 Please reference to footnotes 1 and 2 from slide 11 Footnotes to slide 12: 1 As of period-end where applicable. 2 Investment portfolio includes the amortized cost of transferred securities at the time they were transferred. 3 Unless otherwise specified, all capital ratios referenced on this slide and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company, or State Street Bank. The lower of our capital ratios calculated under the Basel III advanced approaches and under the Basel III standardized approach are applied in the assessment of our capital adequacy for regulatory purposes. Refer to the addendum included with this presentation for a further description of these ratios and for reconciliations applicable to State Street’s estimated pro forma fully phased-in Basel III ratios. June 30, 2017 capital ratios are presented as of quarter-end and are preliminary estimates. 4 4Q16, 2Q17 and 3Q17 based on standardized approach, and 1Q17 based on advanced approach. 5 Estimated pro forma fully phased-in ratios as of September 30, 2017 (fully phased in as of January 1, 2019, as per Basel III phase-in requirements for capital) reflect capital calculated under the Basel III final rule and total risk-weighted assets calculated in conformity with the advanced approaches and standardized approach as the case may be, each on a fully phased-in basis under the Basel III final rule, based on our interpretations of the Basel III final rule as of January 25, 2017, April 26, 2017, July 26, 2017 and October 23, 2017, respectively, as applied to our businesses and operations as of December 31, 2016, March 31, 2017, June 30, 2017 and September 30, 2017, respectively. Refer to the addendum included with this presentation for reconciliations of these estimated pro forma fully phased-in ratios to our capital ratios calculated under the currently applicable regulatory requirements. 6 2Q17 and 3Q17 based on standardized approach, and 1Q17 based on advanced approach. 7 The estimated pro forma fully phased-in SLRs are as of March 31, 2017, June 30, 2017 and September 30, 2017, respectively (fully phased-in as of January 1, 2018, as per the phase-in requirements of the SLR final rule), are preliminary estimates, calculated based on our interpretations of the SLR final rule as of January 25, 2017, April 26, 2017, July 26, 2017 and October 23, 2017, respectively, and as applied to our businesses and operations as of December 31, 2016, March 31, 2017, June 30, 2017 and September 30, 2017, respectively. Refer to the addendum included with this presentation for reconciliations of these estimated pro forma fully phased-in SLRs to our SLRs under currently applicable regulatory requirements. Slide Footnotes

23 Forward-looking statements This presentation (and the conference call accompanying it) contains “forward-looking statements”, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, strategies, financial portfolio performance, dividend and stock purchase programs, outcomes of legal proceedings, market growth, acquisitions, joint ventures and divestitures, cost savings and transformation initiatives, client growth and new technologies, services and opportunities, as well as industry, regulatory, economic and market trends, initiatives and developments, the business environment and other matters that do not relate strictly to historical facts. Terminology such as “plan,” “expect,” “intend,” “objective,” “forecast,” “outlook,” “believe,” “priority,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms, are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management's expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management's expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, regulatory environment and the equity, debt, currency and other financial markets, as well as factors specific to State Street and its subsidiaries, including State Street Bank. Factors that could cause changes in the expectations or assumptions on which forward-looking statements are based cannot be foreseen with certainty and include, but are not limited to: the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties of the sovereign-debt risks in the U.S., Europe and other regions; increases in the volatility of, or declines in the level of, our NII, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and the possibility that we may change the manner in which we fund those assets; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits, and the liquidity requirements of our clients; the level and volatility of interest rates, the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrue expenses and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; and the impact of monetary and fiscal policy in the United States and internationally on prevailing rates of interest and currency exchange rates in the markets in which we provide services to our clients; the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low-cost, short-term funding, our ability to manage levels of such deposits and the relative portion of our deposits that are determined to be operational under regulatory guidelines and our ability to deploy deposits in a profitable manner consistent with our liquidity needs, regulatory requirements and risk profile; the manner and timing with which the Federal Reserve and other U.S. and foreign regulators implement or reevaluate changes to the regulatory framework applicable to our operations, including implementation or modification of the Dodd-Frank Act, the Basel III final rule and European legislation (such as the Alternative Investment Fund Managers Directive, Undertakings for Collective Investment in Transferable Securities Directives and Markets in Financial Instruments Directive II); among other consequences, these regulatory changes impact the levels of regulatory capital we must maintain, acceptable levels of credit exposure to third parties, margin requirements applicable to derivatives, and restrictions on banking and financial activities. In addition, our regulatory posture and related expenses have been and will continue to be affected by changes in regulatory expectations for global systemically important financial institutions applicable to, among other things, risk management, liquidity and capital planning, resolution planning, compliance programs, and changes in governmental enforcement approaches to perceived failures to comply with regulatory or legal obligations; our resolution plan, submitted to the Federal Reserve and FDIC in June 2017, may not be considered to be sufficient by the Federal Reserve and the FDIC, due to a number of factors, including, but not limited to, challenges we may experience in interpreting and addressing regulatory expectations, failure to implement remediation in a timely manner, the complexities of development of a comprehensive plan to resolve a global custodial bank and related costs and dependencies. If we fail to meet regulatory expectations to the satisfaction of the Federal Reserve and the FDIC in our resolution plan submission filed in June 2017 or any future submission, we could be subject to more stringent capital, leverage or liquidity requirements, or restrictions on our growth, activities or operations; adverse changes in the regulatory ratios that we are required or will be required to meet, whether arising under the Dodd-Frank Act or the Basel III final rule, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital ratios that cause changes in those ratios as they are measured from period to period; requirements to obtain the prior approval or non- objection of the Federal Reserve or other U.S. and non-U.S. regulators for the use, allocation or distribution of our capital or other specific capital actions or corporate activities, including, without limitation, acquisitions, investments in subsidiaries, dividends and stock purchases, without which our growth plans, distributions to shareholders, share repurchase programs or other capital or corporate initiatives may be restricted; changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs; economic or financial market disruptions in the U.S. or internationally, including those which may result from recessions or political instability; for example, the U.K.'s decision to exit from the European Union may continue to disrupt financial markets or economic growth in Europe or, similarly, financial markets may react sharply or abruptly to actions taken by the new administration in the United States; our ability to develop and execute State Street Beacon, our multi-year transformation program to digitize our business, deliver significant value and innovation for our clients and lower expenses across the organization, any failure of which, in whole or in part, may among other things, reduce our competitive position, diminish the cost-effectiveness of our systems and processes or provide an insufficient return on our associated investment; our ability to promote a strong culture of risk management, operating controls, compliance oversight, ethical behavior and governance that meets our expectations and those of our clients and our regulators, and the financial, regulatory, reputation and other consequences of our failure to meet such expectations; the impact on our compliance and controls enhancement programs of the appointment of a monitor under the deferred prosecution agreement with the DOJ and compliance consultant appointed under a settlement with the SEC, including the potential for such monitor and compliance consultant to require changes to our programs or to identify other issues that require substantial expenditures, changes in our operations, or payments to clients or reporting to U.S. authorities; the results of our review of our billing practices, including additional amounts we may be required to reimburse clients, as well as potential consequences of such review, including damage to our client relationships and adverse actions by governmental authorities; the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes, or civil or criminal proceedings; changes or potential changes in the amount of compensation we receive from clients for our services, and the mix of services provided by us that clients choose; the large institutional clients on which we focus are often able to exert considerable market influence, and this, combined with strong competitive market forces, subjects us to significant pressure to reduce the fees we charge, to potentially significant changes in our assets under custody and administration or our assets under management in the event of the acquisition or loss of a client, in whole or in part, and to potentially significant changes in our fee revenue in the event a client re-balances or changes its investment approach or otherwise re-directs assets to lower- or higher-fee asset classes; the potential for losses arising from our investments in sponsored investment funds; the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the liquidity or valuation of assets underlying those pools; our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; the credit agency ratings of our debt and depositary obligations and investor and client perceptions of our financial strength; adverse publicity, whether specific to State Street or regarding other industry participants or industry-wide factors, or other reputational harm; our ability to control operational risks, data security breach risks and outsourcing risks, our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; our ability to expand our use of technology to enhance the efficiency, accuracy and reliability of our operations and our dependencies on information technology and our ability to control related risks, including cyber-crime and other threats to our information technology infrastructure and systems (including those of our third-party service providers) and their effective operation both independently and with external systems, and complexities and costs of protecting the security of such systems and data; our ability to grow revenue, manage expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements and expectations; changes or potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of industry consolidation and perceptions of State Street as a suitable service provider or counterparty; our ability to complete acquisitions, joint ventures and divestitures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; the risks that our acquired businesses and joint ventures will not achieve their anticipated financial and operational benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected negative synergies or liabilities will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced, and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators; our ability to recognize evolving needs of our clients and to develop products that are responsive to such trends and profitable to us, the performance of and demand for the products and services we offer, and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; changes in accounting standards and practices; and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2016 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation should not by relied on as representing our expectations or beliefs as of any time subsequent to this presentation, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time.

24 Non-GAAP measures In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management also presents results on a non-GAAP, or "operating“ basis, as it believes that this presentation supports additional meaningful analysis and comparisons of trends with respect to State Street’s business operations from period to period, as well as information (such as capital ratios calculated under regulatory standards scheduled to be effective in the future or other standards) that management also uses in evaluating State Street’s business and activities. Our operating-basis financial results adjust our GAAP-basis financial results to both: (1) exclude the impact of revenue and expenses outside of State Street’s normal course of business, such as restructuring charges; and (2) present revenue from non-taxable sources, such as interest income from tax-exempt investment securities and processing fees and other revenue associated with tax-advantaged adjustments, on a fully taxable-equivalent basis. Management believes that operating-basis financial information facilitates an investor's further understanding and analysis of State Street's financial performance and trends, including providing additional insight into our underlying margin and profitability, in addition to financial information prepared and reported in conformity with GAAP. The tax-equivalent adjustments allow for more meaningful comparisons of yields and margins on assets and the evaluation of investment opportunities with different tax profiles. Beginning with the first quarter of 2017, we are simplifying our operating-basis presentation of our financial results and will no longer exclude, as part of the non-ordinary course adjustment, the effects of gains/losses on sales of businesses or the discount accretion associated with former conduit securities. In the first and third quarters of 2017, operating-basis results included a pre-tax gain of approximately $30 million on the sale of our transfer agency joint venture interests and a pre-tax gain of approximately $26 million on the sale of an alternative trading system, respectively. In the first, second and third quarters of 2017, operating-basis results included $5 million, $6 million and $4 million, respectively, of discount accretion. These changes resulted in total increases in operating-basis revenue of $35 million, $6 million and $30 million in the first, second and third quarters of 2017, respectively, relative to our historical operating-basis presentation. Note that in the second quarter of 2016, operating-basis results excluded a pre-tax gain of approximately $53 million on the sale of the WM/Reuters business. We believe that these changes to our operating-basis presentation simplify the overall presentation of our financial results, making them easier to understand, while, overall, continuing to facilitate a useful and helpful additional understanding of our financial results. We also believe that the use of other non-GAAP financial measures in the calculation of identified capital ratios is useful to understanding State Street's capital position and is of interest to investors. Additionally, management may present revenue and expense measures on a constant currency (non-GAAP) basis to identify the significance of changes in foreign currency exchange rates (which often are variable) in period-to-period comparisons. This presentation represents the effects of applying prior period weighted average foreign currency exchange rates to current period results. We provide forward-looking financial estimates and expectations on an operating basis (non-GAAP) because information needed to provide corresponding GAAP-basis information is primarily dependent on future events or conditions that may be uncertain and are difficult to predict or estimate. Management is therefore, in general, unable to provide a reconciliation of our operating-basis forward-looking financial estimates and expectations to a GAAP-basis presentation. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. Refer to the addendum for reconciliations of our operating-basis financial information. To access the addendum go to www.statestreet.com/stockholder and click on “Filings & Reports – Quarterly Earnings”.

25 Available-for-sale (AFS) Security that is purchased with the ability of selling before it reaches maturity AUA Assets under administration AUCA Assets under custody and administration AUM Assets under management Bps Basis points Diluted earnings per share (EPS) Net income available to common shareholders divided by diluted average common shares outstanding ETF Exchange-trade fund Fee operating leverage Rate of growth of total fee revenue less the rate of growth of expenses, relative to the successive prior year period, as applicable GE Asset Management (GEAM) The acquired GE Asset Management operations FX Foreign Exchange Net asset value (NAV) The value per share of a mutual fund or an ETF on a specific date or time Net interest income (NII) Income earned on interest bearing assets less interest paid on interest bearing liabilities. Net interest income was disclosed as net interest revenue prior to 1Q17 Net interest margin (NIM) Net interest income divided by average interest-earning assets Operating leverage Rate of growth of total revenue less the rate of growth of total expenses, relative to the successive prior year period, as applicable Pre-tax operating margin Income before income tax expense divided by total revenue %Pts Percentage points is the difference from one percentage value subtracted from another Return on equity (ROE) (Net income less dividends on preferred stock) divided by average common equity Year to date (YTD) The cumulative amount of time within a fiscal year up to the end of the quarter indicated (i.e., YTD 3Q17 is equivalent to the nine months ended September 30, 2017) Definitions